UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

Experience Art and Design – Update.

The management of EXAD has filed with the State of Nevada to increase its Common shares by 50 million.  The Company believes it will not issue more than 25 million shares to finish cleaning up the balance sheet from the predecessor companies.

The following outlines actions in process and how the Closing will take place:

1. A third party independent valuation of Incite is being obtained by Wells Fargo.

2. Wells Fargo issues a commitment letter for the balance of the funding.

3. Closing date is set for BDCI to acquire Incite.

4. Closing date is then set for BDCI to sell Incite to EXAD in a Triangular Reverse Merger.

5. A separate transaction will be done for the Native acquisition.

The Fourth Quarter should reflect the revenue of both companies on the books of EXAD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.
DATE: August 8, 2017	/s/Eugene Caiazzo
Eugene Caiazzo
Chief Executive Officer